UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Nahum Heftsadie Street Givaat Shaul, Jerusalem, Israel	91340
(Address of principal executive offices)	(Zip Code)

+972 (2) 659-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 31, 2022, Gamida Cell Ltd. (the “Company”) announced a workforce reduction plan (the “Plan”), pursuant to which it plans to downsize its current workforce by approximately 10% by the end of the first quarter of 2022. The Plan is being enacted to better align the Company’s resources to fund operations into mid-2023 and through the anticipated timeline for potential approval of omidubicel in the United States. Affected employees will be offered separation benefits, including severance payments and temporary healthcare coverage assistance, which severance payments, in Israel, are required under applicable law. Each affected employee’s eligibility for the separation benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company. The Company estimates that the severance and termination-related costs will be approximately $1.2 million and expects to record these charges primarily in the first quarter of 2022. The Company expects that payments of these costs will be made through the end of the first quarter of 2022. The costs that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Plan, including the expected timing until completion, magnitude of employee headcount reduction, anticipated cost, and the terms and conditions of any agreements with departing employees. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in our Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 9, 2021, as amended, and our other filings filed from time to time with the Securities and Exchange Commission.

Item 8.01 Other Events.

On January 31, 2022, the Company issued a press release entitled “Gamida Cell Provides Key Program Updates and 2022 Financial Guidance.” A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated January 31, 2022, Gamida Cell Provides Key Program Updates and 2022 Financial Guidance.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamida Cell Ltd.

Dated: January 31, 2022	By:	/s/ Shai Lankry
Shai Lankry
Chief Financial Officer

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